                                                                      EXHIBIT 10

            ADDENDUM TO AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

     The Amended and Restated Sub-Advisory Agreement ("Agreement") dated as of November 22, 1995, by and between TCW Funds Management, Inc. (the "Investment Manager") and TCW London International, Limited ("Sub-Adviser") provides that, in the event the Investment Manager desires the Sub-Adviser to provide investment advisory services to a newly created Galileo Fund it should notify the Sub-Adviser in writing and the Sub-Adviser may accept such appointment in writing. TCW Galileo Fund, Inc. has created three additional series to which the Investment Manager will act as adviser, and for which the Investment Manager desires the Sub-Adviser to provide investment advisory services.

     All terms of the Agreement shall apply to the Adviser and Sub-Adviser, except that:

     (a) The Investment Manager shall pay the Sub-Adviser compensation for services performed with respect to the Sub-Advisory Portfolio in accordance with
Section 6 of the Agreement a monthly fee computed at an annual rate specified in the following chart:

                                               Annual Fee Rate (Expressed as a
                                               Percentage of Net Assets for
                                               which the Sub-
                                               Adviser Renders Investment
Sub-Advisory Portfolio                         Advisory Services
----------------------                         -----------------

TCW Galileo European Equities Fund                 0.75%
TCW Galileo International Equities Fund            0.00%
TCW Galileo Japanese Equities Fund                 0.75%

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum to the Amended and Restated Sub-Advisory Agreement as of __________ ___, 1997 in Los Angeles, California.

TCW FUNDS MANAGEMENT, INC.    TCW LONDON INTERNATIONAL, LIMITED


By: ______________________                   By: _____________________________
Attest:___________________                   Attest:__________________________


Accepted and agreed to as of the day and year first above written.

TCW GALILEO FUNDS, INC.


By: _____________________
Attest:__________________

                                     C-10